Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-231509, 333-234343 and 333-235305) of Global Ship Lease, Inc. of our report dated March 29, 2018, except for the effects of the stock split discussed in Note 2(a) to the consolidated financial statements, as to which the date is March 29, 2019, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Audit

Marseille, France

April 2, 2020